EXHIBIT 10.9(f)

AMENDMENT NUMBER FIVE

to the

Master Loan and Security Agreement

Dated as of July 22, 2003

by and between

AAMES CAPITAL CORPORATION

and

CITIGROUP GLOBAL MARKETS REALTY CORP.

This AMENDMENT NUMBER FIVE is made this 30th day of September, 2004, by and between AAMES CAPITAL CORPORATION, having an address at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071 (the “Borrower”) and CITIGROUP GLOBAL MARKETS REALTY CORP., having an address at 350 Greenwich Street, 4th Floor, New York, New York 10013 (the “Lender”), to the Master Loan and Security Agreement, dated as of July 22, 2003, by and between the Borrower and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrower has requested that the Lender agree to amend the Agreement to extend the Termination Date thereunder to September 29, 2005, and in consideration thereof the Lender and the Borrower have agreed to modify certain financial covenants thereunder and to make certain additional changes as set forth herein;

WHEREAS, as of the date of this Amendment, the Borrower represents to the Lender that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement; and

WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of September 30, 2004, Section 1 of the Agreement is hereby amended by deleting the definition of Termination Date and replacing it with the following:

“Termination Date” shall mean September 30, 2005, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

SECTION 2. Effective as of September 30, 2004, Section 1 of the Agreement is hereby amended by deleting the first paragraph of the definition of “Collateral Value” in its entirety and replacing it with the following:

“Collateral Value” shall mean with respect to each Mortgage Loan, the lesser of the product of the Applicable Collateral Percentage and either (x) the Market Value, or (y) the outstanding principal balance of such Mortgage Loan; provided, that, the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan:

SECTION 3. Effective as of September 30, 2004, Section 1 of the Agreement is hereby amended by deleting the definition of “LIBO Rate” in its entirety and replacing it with the following:

“LIBO Rate” shall mean with respect to each day an Advance is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum equal to the rate published by Bloomberg or if such rate is not available, the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 A.M., eastern time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Advances to be outstanding on such day. Lender shall have the option, in its sole discretion, to reset One-Month LIBOR daily.

SECTION 4. Effective as of September 30, 2004, Section 6.02 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

6.02 Financial Condition. The Borrower has heretofore furnished to the Lender a copy of the Guarantor’s Annual Report on Form 10-K which includes audited consolidated financial statements at and for the fiscal year ended June 30, 2004 with the opinion thereon of Ernst & Young LLP, a copy of which has been provided to the Lender. The Borrower has heretofore furnished to the Lender a copy of the Guarantor’s Quarterly Report on Form 10-Q, which includes unaudited consolidated financial statements at and for the fiscal quarter ended March 31, 2004. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations for the fiscal period ended on said date, all in accordance with GAAP applied on a consistent basis. Since March 31, 2004 there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

SECTION 5. Effective as of September 30, 2004, Section 7.27 of the Agreement is hereby amended by deleting the reference to “$100,000,000” therein and replacing it with “$200,000,000”.

SECTION 6. Effective as of September 30, 2004, Schedule 1 of the Agreement is hereby amended by deleting sub-clause (yy) in its entirety and replacing it with the following:

(yy) No Mortgage Loan is (a) subject to, covered by or in violation of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) classified as a “high cost,” “covered,” “high risk home”, “high-rate, high-fee,” “threshold,” or “predatory” loan under HOEPA or any other applicable state, federal or local law, including any predatory or abusive lending laws (or a similarly classified loan using different terminology under a law imposing heightened scrutiny or additional legal liability for a residential mortgage loan having high interest rates, points and/or fees), (c) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the Standard & Poor’s LEVELS® Glossary Revised, Appendix E) or (d) in violation of any state law or ordinance comparable to HOEPA;

SECTION 7. Effective as of September 30, 2004, Schedule 1 of the Agreement is hereby amended by adding the following new representations and warranties after sub clause (bbb):

(ccc) Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 14, 2003 (Act 1340 or 2003);

(ddd) No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 25, 2003 (Ky. Rev. Stat. Section 360.100);

(eee) No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(fff) No Mortgage Loan originated in the City of Oakland is subject to the City of Oakland, California Ordinance 12361, as a home loan;

(ggg) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity Protection Act;

(hhh) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(iii) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(jjj) No Mortgage Loan is a “High-Cost Home Loan” under the New Jersey Home Ownership Security Act of 2002 (the “NJ Act”); and each Mortgage Loan subject to the NJ Act is considered under the NJ Act as, either, a (1) purchase money Home Loan, (2) purchase money Covered Loan, or (3) a rate/term refinance Home Loan;

(kkk) No Mortgage Loan originated in the city of Los Angeles, California on or after the effective date of the Los Angeles, California anti-predatory lending ordinance is a “home loan” under such ordinance; and

(lll) No Mortgage Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code No Mortgage Loan or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003.

(mmm) No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(nnn) With respect to any Mortgage Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Mortgage Loan secured by Mortgaged Property in the State of Illinois which has a Mortgage Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Mortgage Loan; and

(ooo) The Mortgagor has not made or caused to be made any payment in the nature of an ‘average’ or ‘yield spread premium’ to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor.

SECTION 8. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 9. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 10. Representations. In order to induce the Lender to execute and deliver this Amendment Number Five, the Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 11. Governing Law. This Amendment Number Five shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

SECTION 12. Counterparts. This Amendment Number Five may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment Number Five to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION
(Borrower)

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS REALTY CORP.
(Lender)

By:
Name:
Title: